LAW OFFICES OF                              15233 VENTURA BOULEVARD, SUITE 410
WILLIAM B. BARNETT                              SHERMAN OAKS, CALIFORNIA 91430
    __________                                     TELEPHONE (818) 789-2688
                                                      FAX (818) 789-2680
    OF COUNSEL                                  EMAIL: WBARN @ PACIFICNET.NET
sylvia r. esquivel

                                                                   June 21, 2002

Shimoda Resources Holdings, Inc.
15 River Road, Suite 230
Wilton, Connecticut  06897

RE:  Registration Statement Form SB-2


Ladies and Gentlemen:

We have acted as counsel for Shimoda Resources Holdings, Inc., a Nevada corporation ("Shimoda") in connection with the preparation of a Registration Statement on Form SB-2 filed by Shimoda with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public sale of 5,000,000 shares of Common Stock offered by Shimoda and the public resale by, certain selling securityholders, of 372,000 shares of Common Stock. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In connection  with  rendering the opinion as set forth below,  we have reviewed
(a) the Registration Statement and the exhibits thereto; (b) Shimoda's Articles of Incorporation, as amended; (c) Shimoda's Bylaws; (d) certain records of Shimoda's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that (i) the shares issuable by Shimoda, pursuant to this Registration Statement, will be validly issued, fully paid and non-assessable; and (ii) that the outstanding shares of Common Stock to be sold by the selling securityholders will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,

                                               LAW OFFICES OF WILLIAM B. BARNETT


                                                /s/ William B. Barnett
                                               ---------------------------------
                                               By: William B. Barnett